Exhibit 2.2


                              ARTICLES OF AMENDMENT
                                     TO THE
                            ARTICLES OF INCORPORATION
                                       OF
                      DIRECT WIRELESS COMMUNICATIONS, INC.



         Pursuant to the provisions of Article 4.04 of the Texas Business Corporation Act, the undersigned corporation adopts the following articles of amendment to its Articles of Incorporation:

                                   ARTICLE ONE

         The name of the corporation is DIRECT WIRELESS COMMUNICATIONS, INC.

                                   ARTICLE TWO

         The following amendments to the Articles of Incorporation were adopted by the shareholders of the corporation on September 25, 2001, allowing the corporation to change the share structure and to issue a new class of preferred shares.

                                  ARTICLE THREE

         The amendment alters and changes Article Four. The numbering of the other Articles remains unchanged. The full text of such amended provisions are as follows:


                                   ARTICLE IV
                                  -----------
                                SHARES STRUCTURE
                                ----------------

         The Corporation is authorized to issue one class of shares to be designated "common." The total number of shares that the corporation shall have authority to issue is 200,000,000 and all such shares are without par value.

         ARTICLE FOUR

         The number of shares of the corporation outstanding at the time of such adoption was 1000; and the number of shares entitled to vote thereon was 1000.

         ARTICLE FIVE

         The number of shares voted for such amendment was 1000 and the number of shares voted against such amendment was zero (0).

         ARTICLE SIX

         The amendment does not effect a change in the amount of stated capital

Dated September 25, 2001.


                                        DIRECT WIRELESS COMMUNICATIONS, INC.




                                        /S/   Bill G. Williams
                                        BY:   Bill G. Williams
                                              Chief Executive Officer